Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-21680, 33-57117, 333-02785, 333-64170, 333-78017, 333-83251, 333-87432, 333-136071, and 333-150781 of Valmont Industries, Inc. on Form S-8 and Registration Statement No. 333-59912 of Valmont Industries, Inc. on Form S-3 of our reports dated February 23, 2010, relating to the consolidated financial statements and financial statement schedule of Valmont Industries, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective adoption of guidance related to noncontrolling interests in consolidated financial statements effective December 28, 2008) and the effectiveness of Valmont Industries, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Valmont Industries, Inc. for the fiscal year ended December 26, 2009.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
February 23, 2010